                       Confidential Treatment Requested            Exhibit 10.34

                             --------------------
                                 CONFIDENTIAL
                             --------------------


                 BRAND, TECHNOLOGY AND CO-MARKETING AGREEMENT

          THIS AGREEMENT dated as of June 30, 2000 ("Effective Date") between TELUS Corporation ("TELUS"), Genuity Solutions Inc. ("Genuity") and Genuity Inc. (the "Covenantor") witnesses that:

A. WHEREAS TELUS is a full-service telecommunications provider, and has and will have substantial expertise in providing Telecommunications Services in Canada;

B. WHEREAS Genuity is a global e-business network provider, and has and will have substantial expertise in providing data Telecommunications Services in the United States and elsewhere in the world;

C. WHEREAS TELUS seeks access to the Marks, Technology and services of Genuity developed or acquired on or after the Effective Date with a view to TELUS using the Marks, Technology and services of Genuity to provide Telecommunications Services in Canada;

D. WHEREAS TELUS and Genuity have agreed to exploit the substantial benefits of having TELUS and Genuity cooperate to provide coordinated and integrated Telecommunications Services to their respective customers to the maximum extent permitted by law and existing obligations;

E. WHEREAS the parties intend that TELUS shall be the vehicle for Genuity's strategy for the provision of Telecommunications Services in Canada, and Genuity shall be the vehicle for TELUS' strategy for the provision of data Telecommunications Services in the United States;


NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:


1.  Definitions
    -----------

     For the purposes of this Agreement, the following terms shall have the following meanings, respectively:

     "Affiliate" shall mean, with respect to any person or entity, any other person or entity Controlling, Controlled by or under common Control with such person at the time in question.

     "Bell Atlantic" shall mean Bell Atlantic Corporation and its Affiliates and their successors and permitted assigns.
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                                      -2-


     "Competitor" means a person or entity competing to provide telecommunications services to customers of either TELUS or Genuity, as the case may be, but in no event shall Verizon be considered to be a Competitor of Genuity.

     "Control" shall mean:

     (a) in the case of a body corporate, where a person or entity holds securities or have such securities held for its benefit (other than by way of security only), to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate, and the votes attached to those securities are sufficient, if exercised, to elect a majority of directors of the body corporate; or

     (b) in the case of an entity other than a body corporate, where a person or entity holds an interest or have such interest held for its benefit (other than by way of security only), that is sufficient, if exercised, to elect a majority of the persons who provide direction and control over the business and affairs of the entity.


     "Covenantor" shall mean Genuity Inc., its successors and permitted assigns.

     "Effective Date" shall mean the date set forth at the beginning of this Agreement.

     "Functional Services" shall mean the services provided by Genuity's operational support systems, such as order processing, network management, trouble ticket monitoring, customer support services and customer billing, provided by Genuity to TELUS in support of the provision of Telecommunications Services in Canada based on or using any Technology.

     "Genuity" shall mean Genuity Solutions Inc. and its Affiliates, and their successors and permitted assigns.

     "GTE" shall mean GTE Corporation and its Affiliates, and their successors and permitted assigns.

     "GTE Agreement" shall mean the Heads of Agreement (Brand, Technology and Co-Marketing) entered into on October 19, 1998 between BC TELECOM Inc. (now TELUS) and GTE, as amended and replaced from time to time.

     "Internet" shall mean a global collaboration of autonomous, interconnected computer networks using the Internet protocols and their successors.

     "Internet Services" shall mean services provided by telecommunications providers to Internet users. They include dial access, dedicated access, web hosting, content provision, content aggregation, private networks (intranets), virtual private networks, network security, electronic commerce, consulting and other value-added services.

     "Marks" shall mean any and all trademarks and service marks now or hereafter owned by Genuity (whether through use or registration or some other manner) or licensed to Genuity with the authorization to sub-license such trademarks and service marks to TELUS.

     "Other Party's Home Territory" means, in respect of TELUS, Canada, and in respect of Genuity, the United States.

     "Technology" shall mean all present and future patents, copyrights, trade secrets and know-how in systems, processes, hardware and software, including source code to the extent provided for in Section 3.2 (and all supporting documentation) owned by Genuity, and all third party patents, copyrights, trade secrets and know-how licensed or made available to Genuity which Genuity is authorized pursuant to its license to sub-license or otherwise make available to TELUS, used in providing Telecommunications Services, including operating support systems, customer care, billing, network management and intelligent network capabilities, together with all upgrades, enhancements, additions and modifications to any Technology developed from time to time during the Term by Genuity or which it has the right to sub-license or otherwise make available to TELUS for the provision of Telecommunications Services.

     "TELUS" shall mean TELUS Corporation and its Affiliates, and its successors and permitted assigns.

     "Telecommunications Services" shall mean voice, data, Internet Services, wireless (mobile and fixed), broadcasting, video, cable, services which are value-added and provided in relation to any of the foregoing, services introduced after the date hereof which evolve to provide, replace or substitute for the foregoing services, any combination of the foregoing and services incidental to the foregoing. Telecommunications Services shall not include the provision of content for broadcasting, video, cable or Internet Services, or the sale, publication or provision of directories in any form.

     "Verizon" shall mean any one or more of GTE, Bell Atlantic, the entity formed upon their merger, and their respective Affiliates, successors and permitted assigns.

2.  Brand
    -----

2.1 Subject to the terms and conditions of this Agreement and to the rights and licenses previously granted to third parties by Genuity of the type described in connection with the Genuity Permitted Activities described in Exhibit A, from and after the Effective Date, TELUS and its Affiliates shall and thereby have the exclusive right and licence during the Term to use the Marks in connection with the provision of Telecommunications Services in Canada, provided that such Telecommunications Services are based on or use the Technology or are in lines of business in which Genuity is or has been engaged at the time of use by TELUS. Genuity agrees not to renew or extend such rights or licences after the Effective Date unless permitted under Section 16.2.

2.2 Genuity warrants and represents that such rights and licenses to the Marks previously granted to third parties will not prevent TELUS from (i) exclusively using the Marks to represent
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                                      -4-

itself as the exclusive provider of Telecommunications Services in Canada using the Technology, or (ii) exclusively using the Marks in connection with services which provide a substantial competitive advantage to TELUS or materially differentiate TELUS from its competitors in providing Telecommunications Services. In view of the exclusive license granted to TELUS hereunder, Genuity shall not renew or extend such rights or licenses after the Effective Date unless permitted under Section 16.2.

2.3  Irrespective of the license granted to TELUS with respect to the Marks in
Section 2.1, Genuity acknowledges that TELUS has the exclusive right and license to certain of the Marks pursuant to the GTE Agreement.

2.4 Genuity shall have the right to control the quality of any Telecommunications Services described in section 2.1 and that TELUS advertises and renders using the Marks, as more specifically described in Exhibit B hereto.

2.5 Subject to the restrictions in section 2.1 as to the right to use the Marks, TELUS will have access to Genuity's existing creative, marketing, advertising and other promotional materials for use in promoting Telecommunications Services in Canada. TELUS will not pay for the development of such promotional materials, but will be responsible for any costs for Canadian rights for talent, music, usage of third party intellectual property rights, etc. TELUS may not significantly alter such materials without Genuity's approval, such approval not to be unreasonably delayed or withheld, and will not alter such materials without any required third party approvals.

2.6 Genuity shall use, and shall cause its Affiliates to use, commercially reasonable efforts when obtaining from third parties licenses of trademarks, service marks or promotional materials ("Third Party Property Rights") for the purpose of providing Telecommunication Services, to obtain the right to sub-license such Third Party Property Rights to TELUS. Where Genuity obtains the right to sub-license Third Party Property Rights to its Affiliates, Genuity shall use commercially reasonable efforts to obtain the same for TELUS. If additional compensation is payable by Genuity to obtain such Third Party Property Rights for TELUS, TELUS, should it decide to deploy such Third Party Property Rights, will be responsible for such additional compensation and Genuity will use commercially reasonable efforts to assist TELUS to obtain favourable pricing or Genuity Affiliate pricing, whichever is lower.

2.7 TELUS will be obligated to use the Marks where TELUS reasonably concludes that such use will enhance TELUS shareholder value.

3.  Technology
    ----------


3.1  License of Technology
     ---------------------

     Subject to the terms and conditions of this Agreement and to the rights and licenses previously granted to third parties by Genuity of the type contemplated by the Genuity Permitted Activities described in Exhibit A, from and after the Effective Date, TELUS and its Affiliates
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                                      -5-

shall have the exclusive right during the Term to use, copy and modify the Technology to provide Telecommunications Services in Canada.

     Genuity warrants and represents that such rights and licenses to the Technology previously granted to third parties will not prevent TELUS from: (i) being the exclusive provider of Telecommunications Services in Canada using the Technology, or (ii) exclusively providing services which provide a substantial competitive advantage to TELUS or materially differentiate TELUS from its competitors in providing Telecommunications Services. In view of the exclusive license granted to TELUS hereunder, Genuity shall not renew or extend such rights or licenses after the Effective Date unless permitted under Section 16.2.

     Irrespective of the license granted to TELUS with respect to the Technology in this Section 3.1, Genuity acknowledges that TELUS has the exclusive right and license to use certain of the Technology (including associated source code, Third Party Technology and Third Party Property Rights) pursuant to the GTE Agreement.

3.2  Source Code
     -----------

     Subject to the terms and conditions hereof, from and after the Effective Date, Genuity shall make available and license to TELUS the right to use and modify the source code for software which forms a part of the Technology. Genuity shall not be required to sub-license or make available third party source code for software which forms a part of the Technology to TELUS, except to the extent that Genuity is authorized to sublicense or make available such third party source code without payment of any additional compensation to any third parties. Genuity shall inform TELUS that such third party source code is used in the Technology, shall consult with TELUS respecting its need for access to and the right to use and modify such source code, and if TELUS determines that it requires such source code or a contingent right to such source code, then Genuity shall use commercially reasonable efforts to obtain access to and the right to use and modify such source code or a contingent right to such source code, as the case may be, for TELUS, without additional compensation, and failing that with the compensation to be paid to any third party for such right to be paid by TELUS.

3.3  Third Party Technology
     ----------------------

(a) Notwithstanding any other provision of this Agreement, Genuity shall not be required to sub-license rights from third parties to patents, copyrights, trade secrets, know-how and supporting documentation or the right to use the foregoing ("Third Party Technology") to TELUS if any additional compensation is required to be paid to any third party for such right, provided that Genuity shall use and shall cause its Affiliates to use commercially reasonable efforts to obtain the right to sub-license such Third Party Technology to TELUS without the payment of any additional compensation to any such third parties, and failing that, to obtain the right to sub-license such Third Party Technology to TELUS or assist TELUS in obtaining the right directly, with any additional compensation to be paid by TELUS.

     If there are Third Party Property Rights generally included with the license of any Third Party Technology, Genuity shall be required, subject to the terms and conditions set out above in Section 3.3(a), to obtain the right to sub-license such Third Party Property Rights to TELUS.


     If Genuity obtains Third Party Technology on an exclusive basis, Genuity shall use reasonable commercial efforts to obtain a sublicense for TELUS on an exclusive basis, subject to the terms and conditions set out above in Section 3.3(a). If Genuity obtains Third Party Technology on a non-exclusive basis, Genuity shall use reasonable commercial efforts to obtain a sublicense for TELUS on a non-exclusive basis, subject to the terms and conditions set out above in
Section 3.3(a).

     In each of the above instances where TELUS is responsible for payment of compensation to a third party, Genuity will use commercially reasonable efforts to assist TELUS to obtain favourable pricing or Genuity Affiliate pricing, whichever is lower.

3.4  Non-Tangible Technology
     -----------------------

     To the extent that the Technology consists of know-how or other proprietary information which is not available in tangible form, Genuity shall share such know-how and other proprietary information with TELUS. In furtherance of this, Genuity and TELUS shall jointly develop guidelines for providing TELUS with access to Technology that consists of know-how and other non-tangible proprietary information (which shall include the placement of TELUS representatives with Genuity at TELUS' expense), provided that such access shall be provided in a manner that minimizes the disruption to Genuity's business, as determined by Genuity acting reasonably, and provided further that Genuity and TELUS shall jointly determine when TELUS shall be required to compensate Genuity for such access. In making such determination, the parties agree to balance (a) the need of TELUS, as a payer for the Technology, to have reasonable access to Genuity personnel to ensure a meaningful transfer and understanding of the Technology and its capabilities without Genuity charging for every inquiry and contact, against (b) the need of Genuity to ensure that such assistance does not result in its subsidizing TELUS' operations or in substantial disruption of Genuity's business.

4.  Functional Services
    -------------------

4.1 Genuity will make Functional Services available to TELUS during the Term and the Extended Term, upon TELUS' reasonable request, so as to enable TELUS to provide Telecommunications Services in Canada based on or using the Technology or to provide Telecommunications Services in Canada in lines of business in which Genuity has been or is engaged at the time of TELUS' request, provided that such Functional Services can reasonably be provided by Genuity, given the availability of Genuity's resources at the time of TELUS' request.

4.2 Genuity will provide such Functional Services exclusively to TELUS in Canada, provided that Genuity may also provide such Functional Services:
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                                      -7-

(a) to third parties in Canada only to the extent that such Functional Services are part of Genuity's Permitted Activities in Canada; and

(b)  to third parties who are not providers of Telecommunications Services.

5.  Consulting Services
    -------------------

5.1 Subject to Section 7.1(b), Genuity will provide TELUS with consulting services ("Consulting Services") reasonably requested by TELUS, during the Term and the Extended Term including technical, marketing, training, support and similar assistance to enable TELUS to provide Telecommunications Services in Canada and to Canadian customers, based on or using the Technology or to provide Telecommunications Services in Canada in lines of business in which Genuity is engaged at the time of TELUS' request, including adapting the Technology for use in Canada ("Canadianization"), provided that such Consulting Services can reasonably be provided by Genuity, given the availability of Genuity's resources at the time of TELUS' request.

6.  Payments
    --------

6.1 The parties agree that, in consideration for the rights granted to TELUS under this Agreement, during the Initial Term, TELUS shall make payments to Verizon in accordance with the terms of the GTE Agreement. Genuity acknowledges that, in addition to other good and valuable consideration provided to it under this Agreement, it will derive benefits from TELUS' payments to Verizon. The parties further agree that such payments shall constitute sufficient consideration to bind the parties to their obligations set forth in this
Agreement.   For greater certainty, Genuity hereby agrees that any dispute between Verizon and Genuity shall not in any way adversely impact TELUS under this Agreement.

6.2  [INTENTIONALLY DELETED]

6.3  [INTENTIONALLY DELETED]

6.4 Overdue payments will be subject to interest at the prime rate posted by TELUS' principal Canadian bank.

6.5 If the parties terminate this Agreement at the end of the Term, then during the Extended Term, TELUS shall have no further payment obligations to Genuity, except for any Functional Services or Consulting Services and payments earned during the Term prior to termination.

6.6 Functional Services and Consulting Services are to be paid for by TELUS based on agreed rates, which shall be usage-based, taking into account Genuity's economies of scale, applicable laws and regulations, and the recovery of Genuity's fully-loaded costs including, by way of example, reasonable incremental costs experienced by Genuity (such as out-of-pocket costs such as insurance, shipping or taxes, other than income taxes) not otherwise included by Genuity in such internal pricing.

6.7 TELUS shall pay any travel, lodging, meals and related out-of-pocket expenses reasonably incurred by Genuity to provide Functional Services and Consulting Services in Canada.

7.  Implementation and Support
    --------------------------

7.1  From and after the Effective Date:

(a) Genuity and TELUS shall forthwith form a joint marketing working group composed of representatives of each party. Such group shall meet regularly to address marketing issues, exchange marketing plans and information, and plan and develop joint marketing opportunities for the provision of Telecommunications Services in and outside of Canada. In support thereof, Genuity will provide the services set forth in this Agreement to TELUS to assist in the timely introduction of Telecommunications Services in Canada based on the Technology, in accordance with the principles set forth in
     Section 3.4.

(b) Genuity will provide a reasonable level of Consulting Services to TELUS necessary to implement a migration from TELUS' existing product and service platforms in the event of a migration to Genuity Technology, in accordance with the principles set forth in Section 3.4.

(c) Genuity and TELUS shall agree upon the nature, extent and a process for TELUS' participation in the Genuity Technology planning process within the first year of the relationship, with the understanding that TELUS will have the opportunity to provide ongoing input into such Technology planning process in connection with the proposed use of Technology to provide Telecommunications Services in Canada, and such input shall be considered by Genuity.

(d) Genuity shall provide to TELUS support services customarily provided by Genuity to its own Affiliates in accordance with the principles set forth in Section 3.4.

8.  [INTENTIONALLY DELETED]

9.   Ownership Rights
     ----------------

     From and after the Effective Date:

(a) Without prejudice to TELUS' right of indemnity pursuant to Section 11, TELUS agrees that it will not challenge or otherwise contest Genuity's ownership of the Marks or Technology (including any Technology arising from input provided by TELUS pursuant to Section 7.1(c)), but excluding any Technology owned by TELUS referred to in Section 9(b).

(b) Subject to the prior ownership rights of Genuity in the Technology, TELUS shall own TELUS-funded or TELUS-developed enhancements and modifications to the Technology arising from Canadianization of the same. TELUS hereby grants a non-exclusive, perpetual, irrevocable and royalty free license for such enhancements and modifications: (i) to Genuity for the provision of Telecommunications Services outside of Canada and to perform Genuity Permitted Activities, and (ii) to permit Genuity to grant and sub-license such enhancements and modifications to third parties for the provision of Telecommunications Services outside of Canada, provided that, where Genuity sub-licenses such enhancements and modifications to third parties, they shall be on terms mutually agreed to between TELUS and Genuity, and TELUS shall be compensated by Genuity for the use of such enhancements and modifications by third parties. Genuity will own all other enhancements and modifications to the Technology, but they shall be made available to TELUS as part of the Technology under this Agreement. Nothing contained herein shall require TELUS to license such enhancements or modifications to third parties, or Genuity to license the Technology to third parties.

(c) Genuity will apply for, prosecute to registration and maintain registrations in Canada for all intellectual property rights in the Marks, to the extent such protection is reasonably and commercially available in Canada, and Genuity will apply for, prosecute to issuance and maintain statutory protection in Canada for intellectual property rights in the Technology as Genuity reasonably determines to pursue. To the extent that Genuity has not sought intellectual property protection in Canada for the Marks or for the Technology and TELUS desires to seek such protection, TELUS may request Genuity to seek such protection and, to the extent that such protection is legally available in Canada, Genuity agrees to seek such protection at TELUS' expense. TELUS and Genuity agree to cooperate with respect to securing such intellectual property protection.

10.  Sub-licenses of Marks and Technology
     ------------------------------------

10.1  Sub-licensing to Joint Ventures and Alliances

     From and after the Effective Date and subject to the restrictions and limitations imposed on TELUS hereunder, TELUS may sub-license the Marks and Technology to any Affiliate and to any third party with which TELUS forms a joint venture or marketing or strategic alliance, in each instance for the provision of Telecommunications Services in Canada, provided that:

(a) such sub-licenses shall be in writing and shall provide for a term not to exceed the Term, and shall prohibit further sublicensing without Genuity's consent;

(b) such sub-licenses shall contain terms for the benefit of TELUS and Genuity no less favourable to TELUS and Genuity than the terms of Sections 2.4, 11, 12, 14, 16 and 28 hereof;

(c) where TELUS wishes to sub-license to a third party that is a material Competitor of Genuity, TELUS shall have obtained Genuity's prior written consent to such sub-license, provided that Genuity shall have first consulted with TELUS and attempted to reconcile its interest with that of TELUS regarding such licensee prior to deciding whether to provide its consent; and

(d) such sublicense shall not include any Third Party Technology or Third Party Property Rights unless permitted pursuant to the agreement with the third party.

10.2  Sub-Licensing in Ordinary Course of Business:

     In addition to the sub-licenses permitted pursuant to Section 10.1, TELUS may (but subject to the terms and conditions of Section 10.1) sub-license in the ordinary course of business, provided that such sub-license shall not include any Third Party Technology or Third Party Property Rights unless permitted pursuant to the agreement with the third party:

(a) any of the Technology to its customers to the extent required to enable such customers to use the Telecommunications Services provided by TELUS in Canada; and

(b) any of the Marks to its dealers, distributors or other marketing or sales agents for the purpose of enabling them on behalf of TELUS to provide Telecommunications Services that are based on or using the Technology or are in lines of business in which Genuity has been or is engaged at the time of TELUS' grant of sublicense in Canada.

11.  Indemnification for Infringement
     --------------------------------

(a) Subject to the terms hereof, in the event that use under this Agreement of the Marks or the Technology in Canada (excluding Third Party Technology and Third Party Property Rights) during the duration of this Agreement is the subject of a claim by a third party against TELUS for misappropriation of a third party trade secret or infringement of a patent, copyright, or other intellectual property right, Genuity shall defend (and at its option, settle), any legal proceeding brought against TELUS resulting from such claim, and indemnify TELUS with respect to any settled claims and damages finally awarded against TELUS as a result of such claim.

(b) In addition to Genuity's obligations in Section 11(a), in the event of any such claim or in the event of a potential claim that would be reasonably likely to result in a substantial indemnity obligation on the part of Genuity, Genuity shall either:

     (i) secure for TELUS the right to continue using the applicable Marks or Technology;

     (ii) modify such Technology to make it non-infringing without materially changing functionality or performance; or

     (iii) replace such Technology with non-infringing comparable Technology without materially changing functionality or performance;

     If the foregoing are not reasonably available after Genuity has exercised diligent efforts to procure the same, upon the issuance of an injunction, or a final judgement, terminating or prohibiting continued use of the Marks or Technology as contemplated by this Agreement, Genuity may terminate the license to TELUS for such infringing component of the Marks or Technology and pay to TELUS a reasonable amount therefor, taking into account all relevant factors, including past use, if any, by TELUS of the infringing Marks/Technology.

(c) It is agreed that Genuity shall have no obligation pursuant to Section 11(a) to the extent that such claim would not have arisen but for:

     (i) the use by TELUS of other marks or technology with the Marks or Technology;

     (ii) modifications made to the Marks or Technology other than by Genuity or its suppliers; or

     (iii) the unreasonable failure of TELUS to use a current release of the Technology available to TELUS from Genuity after a reasonable transition period, if such infringement would have been avoided by the use of the current release, provided that Genuity offers such release to TELUS and advises TELUS that such release avoids the infringement.

(d) TELUS shall give Genuity written notice of any such claims promptly after TELUS receives notice thereof; provided that the failure to give such notice shall not affect the rights of TELUS, except to the extent that Genuity shall have suffered actual damage by reason of such failure or such failure prejudices Genuity's ability to settle or defend such claim.

(e) TELUS shall cooperate with and furnish reasonable assistance to Genuity in defense of all such claims. TELUS may, at its own expense, have its own counsel act reasonably in consultation with Genuity in any proceeding, compromise or settlement which is under the direction of Genuity.

(f) Notwithstanding anything in this Section 11 to the contrary, Genuity shall not, without TELUS' prior written consent, settle or compromise any claim where there is any reasonable probability that such action may either: (i) result in monetary damages in excess of the remaining balance available under the maximum liability; or (ii) materially and adversely affect TELUS by reason of the issuance of injunctive relief or a settlement that has the effect thereof.

(g) Genuity shall keep TELUS informed of the status of the defense of all such claims and furnish TELUS with all documents, instruments and information that TELUS shall reasonably request.

(h) Notwithstanding anything in this Section 11 to the contrary, Genuity's maximum aggregate liability to TELUS pursuant to Section 11(a) shall be $15 Million during the Initial Term and a maximum of $7.5 Million during any five year renewal of the Term; it being understood that TELUS shall be responsible for damages against TELUS in respect of claims by a third party in excess of the foregoing maximums and TELUS shall assume control of the defense and settlement of such claims.

(i) With respect to Third Party Technology and Third Party Property Rights, Genuity shall have no liability to TELUS for infringement and TELUS' sole rights and recourse shall be as set forth in the agreement with the third party (or in the instance of a sublicense by Genuity, as permitted in Genuity's agreement with the third party).

(j) The foregoing sets forth Genuity's entire liability for intellectual property infringement related to this Agreement.

12.  Warranties
     ----------

     Each of Genuity and TELUS has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     The execution and delivery by each of Genuity and TELUS of this Agreement and the fulfilment of its obligations under this Agreement have been duly authorized by all necessary corporate action.

     The execution and delivery of this Agreement by each of Genuity and TELUS does not, and the fulfilment by Genuity and TELUS of its obligations under this Agreement will not, conflict with or violate any provision of its certificate of incorporation or bylaws or conflict with, violate or result in the breach of any provision of any material contract other than any such conflict, violation or breach that would not have a material adverse effect.

     The use of the Technology and Marks is not the subject of current litigation and is not the subject of a written charge of infringement received by Genuity as of the date hereof.

     For a period of 6 months commencing on the date that any element of Technology is installed at TELUS, or such longer warranty period as is customarily provided by Genuity without the payment of additional compensation to Genuity on the sale of such element of Technology to any third party, Genuity shall warrant that such element of Technology, when properly installed and/or used as designed for use by Genuity, shall materially conform to the then current applicable specifications therefor, provided that (i) TELUS shall have exercised commercially reasonable efforts to remedy the problem itself before requesting the assistance of Genuity and (ii) in the event that it is determined that the problem was caused by the improper installation and/or use of the relevant Technology by TELUS, then Genuity shall have the right to charge TELUS for its services under Section 5 (Consulting Services). Notwithstanding the foregoing, Genuity is not required to provide any warranty in respect of Technology developed by it and which is (i) insignificant, and (ii) not generally made available for commercial use or offered for sale to any person including third parties, Affiliates or Genuity's own business units or divisions.

     Genuity makes no other warranties, either express or implied, as to the condition of the Technology, their merchantability, their fitness for any particular purpose, their non-infringement of third party rights, that any Technology is error-free or that operation of any technology will be secure or uninterrupted.

13.  Term, Termination and Post-Termination Rights/Obligations
     ---------------------------------------------------------

(a) Unless there is early termination pursuant to this Section 13 during the Term, there shall be an initial term (the "Initial Term") starting from the Effective Date and ending at midnight (PST) on January 31, 2009. The Initial Term and any renewed term thereafter (the "Term") shall be automatically renewed for five years at the end of such Term, unless a party gives written notice to the other party two years prior to the end of the Term that it wishes to renegotiate, provided that any such renegotiation shall not be based solely on those matters set out in Section
     6. Any renegotiation shall be concluded at least one year prior to the end of the Term, and if such re-negotiation cannot be concluded successfully, either party may at anytime at least one year prior to the end of the Term provide written notice to the other party that there shall be no renewal at the end of that Term. If no such notice is received, the Term shall be automatically renewed as stated above.

(b) Following the end of any Term without any renewal, or the termination of this Agreement for any reason, as the case may be, there shall be a two-year period (the "Extended Term") during which TELUS and Genuity will co-operate with each other to facilitate an orderly transition from the use of the Technology, and/or to alternate service providers, but TELUS shall not be entitled to use the Marks during the Extended Term.

(c) Following the end of the Term or earlier termination of this Agreement (and the Extended Term), except as set forth below, TELUS will continue to retain the right to use, on a perpetual, irrevocable and royalty-free but non-exclusive basis, the Technology, including source codes, used by TELUS prior to the end of the Term or termination (including the Technology resident in and used by Genuity to provide Functional Services to TELUS) to provide Telecommunications Services in Canada.

     Following the termination of this Agreement by Genuity under Sections (f),
     (h) or (i), TELUS shall have the right to use the Technology (including source codes and the Technology resident in and used by Genuity to provide Functional Services to TELUS), on a royalty-free but non-exclusive basis, during the Extended Term only.

     Following the termination of this Agreement by Genuity under Section (l), TELUS shall have the following rights:

     (i) where TELUS is acquired by a party or parties who do not fall within subsection (ii) below, TELUS shall have the rights set forth in the first paragraph of this Section 13(c) with respect to the Technology; or

     (ii) where TELUS is acquired by a party who is a material Competitor of Genuity, or is acquired by parties any one of whom is a material Competitor of Genuity and such material Competitor controls the acquiror, TELUS shall have the rights set forth in the second paragraph of this Section 13(c) with respect to the Technology, except that the term for the Extended Term shall be three (3) years.

(d) Throughout the Extended Term, Genuity will continue to provide (and TELUS shall pay the prices in effect at the end of the Term for) Functional Services and will also provide such Consulting Services as requested by TELUS to assist it in its efforts to migrate from the Technology used by TELUS at the end of the Term or upon termination of this Agreement. Further, Genuity will provide limited Consulting Services for up to four years from the end of the Term or termination of this Agreement required for disaster recovery so as to maintain TELUS operations as at the end of the Term or termination of this Agreement and for source code changes to conform to exogenous factors (e.g. regulatory changes, change in industry standards, etc.)

(e)  [INTENTIONALLY DELETED]

(f)  [INTENTIONALLY DELETED]

(g) TELUS shall have the right to terminate this Agreement (i) if Genuity fails (without cause) to provide TELUS with the rights to use the Marks or the Technology as provided herein after providing Genuity with notice and an opportunity to cure in accordance with Section 13(h), (ii) upon the termination of the GTE Agreement for any reason whatsoever, provided that TELUS shall provide Genuity with at least six months' prior written notice of such termination, or (iii) upon Genuity becoming an Affiliate of Verizon as a result of Verizon's conversion of Genuity's Class B common stock into Class C common stock or upon Genuity becoming an Affiliate of Verizon in any other manner.

(h) Either TELUS or Genuity shall have the right to terminate this Agreement if the other party is in material breach of Section 15 or 16, and Genuity shall have the right to terminate this Agreement if TELUS is in material breach of Section 10, or if the sublicensee is in material breach of its sublicense from TELUS and TELUS fails to use commercially reasonable efforts to cause such sublicensee to cure the breach or, failing that, TELUS fails to terminate the sublicense, unless in any of such cases such breach is cured within 90 days after such party has received written notice of such breach. Notwithstanding the foregoing, if the nature of the breach is such that it cannot reasonably be cured within such period, the party in breach shall have such longer period to cure such breach as may be reasonably necessary, provided that the party in breach diligently pursues such cure.

(i) Should TELUS become bankrupt, or file a petition in bankruptcy, or if the business of TELUS should be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of TELUS or otherwise, all licenses and rights granted herein to TELUS shall terminate/cancel automatically, unless stated otherwise in this Agreement. TELUS shall include in each sublicense equivalent provisions to this
     Section 13(i).

(j) No waiver of any breach of, or default under, this Agreement shall constitute a waiver of any other breach of, or default under, this Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of the party waiving the breach or default.

(k) Termination/cancellation of this Agreement or the licenses and rights granted herein shall not relieve either party from any obligations that matured prior to the effective date of such termination/cancellation. The termination/cancellation rights of each party provided herein are in addition to all other rights and remedies available to such party.

(l) Either TELUS or Genuity shall have the right to terminate this Agreement if any person or any two or more persons (excluding Verizon, Genuity and any of their Affiliates) acting jointly or in concert shall acquire beneficial ownership, directly or indirectly, of more than 50% of the voting capital stock, or acquire all or substantially all of the assets, of TELUS.

(m) Nothing contained in this Agreement (including the Exhibits) shall, following the termination or expiry thereof, be interpreted in any way to prejudice, limit or in any way derogate from, any rights which TELUS has or may have pursuant to the GTE Agreement, including without limitation any rights to the Marks and Technology.

14.  Confidentiality
     ---------------

(a) Subject to Section 14(c), TELUS shall not use (except to the extent expressly permitted hereunder) and shall take reasonable precautions to prevent the disclosure of the Technology and all non-public documentation and information of Genuity, whether in written, electronic or other tangible form (the "Genuity Information") obtained by TELUS in the course of exploiting its rights or performing its obligations under, or in connection with entering into, this Agreement.

(b) Subject to Section 14(c), Genuity shall not use (except to the extent expressly permitted hereunder) and shall take reasonable precautions to prevent the disclosure of all non-public documentation and information of TELUS, whether in written, electronic or other tangible form (the "TELUS Information") obtained by Genuity in the course of exploiting its rights or performing its obligations under, or in connection with entering into, this Agreement.

(c) If either party is requested to disclose the Genuity Information or the TELUS Information as a legal requirement or as part of a legal or regulatory process, the party may make such disclosure provided that it has given prompt notice (to the extent that it is able to do so) to the other party so that the other party can seek a protective order or other appropriate remedy prior to such disclosure.

15.  Joint Marketing
     ---------------

(a) The parties agree that it is their intention that TELUS shall be the vehicle for Genuity's strategy for the provision of Telecommunications Services in Canada. Subject to existing obligations, the parties will use reasonable efforts to appear to their respective customers as a single network with common user interfaces, and to provide products and services that are seamless with each other.

(b) Each party shall negotiate in good faith and make reasonable efforts to agree to purchase Telecommunications Services for itself and its customers in the Other Party's Home Territory from the other party to the fullest extent practicable except to the extent otherwise required by law and subject to existing contracts at the Effective Date, Capability and commercial reasonableness, or where a customer specifically requests to use another service provider. In the event of any such exceptions, provided that the purchasing party has given the provisioning party the first opportunity to provide the required services, the purchasing party may make alternate arrangements to provide the Telecommunications Service in the Other Party's Home Territory, for that customer in those locations where the other party is unable to provide the services as required.

     For clarification purposes:

     (i) "Capability" means the ability of the provisioning party to meet the purchasing party's availability and coverage requirements, requirements for commercially reasonable pricing and service delivery and performance standards, provided that such requirements and standards are commercially reasonable in the circumstances, and are no more onerous than the requirements and standards generally used by the purchasing party in its home territory for the provisioning of such Telecommunications Services. Such requirements and standards shall be reciprocal and the purchasing party shall be required to fulfil the same requirements and perform at the same standards when selling its equivalent services to the provisioning party.

     (ii) Where TELUS is the purchasing party, it shall be entitled to terms and pricing from Genuity that are no less favourable than those offered by Genuity to its most favoured customers, including Verizon, but specifically excluding America Online.

     (iii) A party may use subcontractors to provide in whole or in part the Telecommunications Services that the other party seeks to purchase, provided that the provisioning party shall ensure that any such subcontractors perform in accordance with the requirements and standards of the purchasing party.

     (iv) Where a purchasing party is entitled, after compliance with Section 15(b), to make alternate arrangements for the provision of the required Telecommunications Services to a specific customer in the Other Party's Home Territory, by reason of the provisioning party not having the capability to meet the standard/general technical service delivery and performance standards of the purchasing party for the required Telecommunications Services, and not by reason of pricing or the requirements of the specific customer, in addition to its rights under Section 15(b), the purchasing party shall then be entitled to make alternate arrangements to meet such standard/general service requirements, but only on terms (including without limitation, scope and type of service, geographical coverage, customer and market segments), for a duration and at pricing no more favourable than those offered to the provisioning party, and provided that, prior to making such alternate arrangements, the purchasing party has consulted with the other party to determine whether the specific customer or general service requirements can be met in a manner that benefits both parties. If the provisioning party provides to the purchasing party a time period after which the provisioning party reasonably expects to be able to meet the standard/general technical service delivery and performance standards of the purchasing party, the purchasing party shall make alternate arrangements that may be ended at such time and shall use reasonable commercial efforts to migrate the services to the provisioning party after such time.

     (v) The parties acknowledge and agree that Genuity shall provide Telecommunications Services to TELUS under Section 15(b) without any adjustment for TELUS' rights to use and modify the Technology.

(c) In any negotiations of Genuity for an [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] for [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of Telecommunications Services which ought reasonably to include a [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] for [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT], Genuity shall use commercially reasonable efforts and negotiate in good faith to obtain for [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] the opportunity to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] in such [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] as [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of Telecommunications Services [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] on substantially the same terms offered to other[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT].

16.  Non-Compete
     -----------

     From and after the Effective Date and during the Term:

16.1 Exclusivity of Licences in Canada
     ---------------------------------

     Except as specifically permitted in this Section 16 (provided however that none of the following limitations shall prevent Genuity from engaging in the Genuity Permitted Activities to the extent not prohibited by Section 16.2(c)), Genuity will not, during the Term, sell, license or make available any of the Marks or Technology, in each instance for the provision of Telecommunications Services in Canada to any person other than TELUS.

16.2  Genuity Non-Compete in Canada
      -----------------------------

     Genuity will not directly or indirectly compete with TELUS in the provision of Telecommunications Services in Canada, except that:

(a) Genuity may offer Telecommunications Services (including the use of any of its Marks and Technology) in Canada to a non-American business customer who requires Telecommunications Services in Canada, if and only to the extent that (i) such services are specifically requested by that business customer without solicitation by Genuity as to the Telecommunications Services in Canada; (ii) such services are to be provided by Genuity to that customer ancillary to other Genuity Telecommunications Services outside of Canada to that customer or its Affiliates; and (iii) Genuity is unsuccessful in providing the Telecommunications Services in question through TELUS in accordance with Section 15(b);

(b) Genuity may offer Telecommunications Services (including the use of any of its Marks and Technology) in Canada to an American business customer who requires Telecommunications Services in Canada if Genuity is unsuccessful in providing TELUS' Telecommunications Services to that customer in accordance with Section 15(b); and

(c) Genuity may carry on in Canada the activities described in paragraphs 1 to 6 inclusive in Exhibit A (the "Genuity Permitted Activities") including licensing Marks and Technology, provided that such activities do not prevent TELUS from (i) being the exclusive provider of Telecommunications Services in Canada using the Technology, or (ii) exclusively providing services which provide a substantial competitive advantage to TELUS or materially differentiate TELUS from its Competitors in providing Telecommunications Services in Canada (and for greater certainty, the sale or license or offering by Genuity of customer support, back office or similar services offered generally by Genuity to providers of Telecommunications Services in the U.S. which are Genuity's Competitors shall be conclusive evidence that such activities do not create any such prejudice.)

16.3  TELUS Non-Compete
      -----------------

     TELUS will not directly or indirectly compete with Genuity in the provision of Telecommunications Services:

(a)  in the U.S.; or

(b) outside Canada and the U.S. using any of the Marks or Technology, except for insignificant competition arising from and incidental to the provision of Telecommunications Services in Canada by TELUS.

     Notwithstanding the foregoing, TELUS may:

     (i) carry on in the U.S. the activities described in Exhibit C (the "TELUS Permitted Activities");

     (ii) offer Telecommunications Services (including the use of any of the Technology) in the U.S. to a non-Canadian business customer who requires Telecommunications Services in the U.S., if and only to the extent that (i) such services are specifically requested by that business customer without solicitation by TELUS as to the Telecommunications Services in the U.S.; (ii) such services are to be provided by TELUS to that customer ancillary to other TELUS Telecommunications Services outside of the United States to that customer or its Affiliates; and (iii) subject to the waiver in
           Section 17, TELUS is unsuccessful in providing the Telecommunications Services in question through Genuity in accordance with
           Section 15(b); and

     (iii) subject to the waiver in Section 17, offer Telecommunications Services (including the use of any of the Technology) in the U.S. to a Canadian business customer who requires Telecommunications Services in the U.S. if TELUS is unsuccessful in providing Genuity's Telecommunications Services to that customer in accordance with
           Section 15(b).


16.4  Subsequent Acquisitions
      ------------------------

(a) The foregoing provisions do not prohibit the acquisition by a party or any of its Affiliates of an interest in any person or entity that would cause such party to be in breach of Section 16 if (i) such breach is [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT]by the other party or (ii) promptly after the consummation of such acquisition, such party or Affiliate provides the other party with a[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] to the other party the portion of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] or [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] relating to the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] for the portion of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] by the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] or [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT], fairly allocated to such [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] (including any [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] or [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] to[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] such [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT].

(b) Subject in all instances to the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party's obligations under Section 15(b), if the[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party does not [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] an [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] within [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT],the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party may (i) [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO

     AN APPLICATION FOR CONFIDENTIAL TREATMENT] to an [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party, but only on terms no more[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] than the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] provided to the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party, or (ii) [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] and [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] under [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] from that relating to the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party and without [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] any[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party with the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] or (iii) [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] and [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] under the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT]of the[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party unless (with respect to this Section 16.4(b)(iii) only):

     (1) the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] constitutes a [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] portion of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] in terms of[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] or [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT]or is not [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] to the focus of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT]; or

     (2) the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT], within [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY

          FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT], to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] and [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] in a [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] and [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT], or thereafter fails to proceed to do so in a [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] and [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT]; or

     (3) (a) the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party, within [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party's[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] in [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] that it currently is able, or will be able within [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of its [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT], to satisfy the[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] requirements of [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] at the time of [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT]; or

     (b) the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party fails to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] such [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] within

          [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] after the earlier of the end of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] period referenced above or the[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] referenced in Section 16.4(a).

     In the event that an [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party is not [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] a [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] under Section 16.4(b)(iii), such party shall [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] in accordance with, at its election, either Section 16.4(b)(i) or Section 16.4(b)(ii). In the event that an [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] is not [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] a [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] due to Section 16.4(b)(iii)(3), the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party, if necessary and subject to its obligations under Section 15(b), may make [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] until the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party is able to [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] those [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT]. As and when the[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party is able to[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT], the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] party shall promptly [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] of the portions of the [*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] which support such requirements in accordance with, at its election, either Section 16.4(b)(i) or
Section 16.4(b)(ii).

(c) Prior to making any acquisition, a prospective offering party shall consult with the prospective offered party so that such party may provide input on the value of the Competing Business, its customers and assets, future business plans regarding the Competing Business and the service requirements of the customers of the Competing Business.


(d) If, during the Term, Genuity enters into any business combination which materially increases the size and scope of Genuity's (or its successors') business or the marks or technology available to Genuity in connection with Telecommunications Services, Genuity will use commercially reasonable efforts to cause the other parties to such combination to grant to TELUS licences to such parties' marks and technology as part of the Marks and Technology, to the extent that they are not otherwise included in the Marks and Technology, without additional payment by TELUS.

16.5  Passive Ownership
      -----------------

     The foregoing provisions do not prohibit the ownership by any party for passive investment purposes of less than 10% of the capital stock of any entity providing Telecommunications Services in the Other Party's Home Territory.

16.6  Specific Performance
      --------------------

     The parties acknowledge and agree that the foregoing restrictions are reasonable and necessary to protect the legitimate business interests of the parties and that any violation of such restrictions would result in irreparable harm to the parties and that the remedy for breach of this Section 16 shall include, in addition to damages and any other remedy available at law or in equity, the right to seek an order that the defaulting party and its Affiliates shall immediately cease the prohibited activity.

17.  Conditions Subsequent
     ---------------------

     The parties acknowledge and agree that this Agreement shall be effective and binding on the parties as of the Effective Date, unless on or before October 15, 2000:

     (a) the parties fail to conclude a definitive amendment to this Agreement with respect to the following matters:

         (i) resolution of TELUS' potentially conflicting obligations to Verizon and Genuity for the duration of this Agreement;

         (ii) TELUS' right to cure any defaults in payment that may occur between Verizon and Genuity;

         (iii) assurance that TELUS is not limited in the recourse and remedies that would otherwise be available to it if not for the payment mechanism in Section 6 in the event of any default by Genuity under this Agreement or default by Verizon under the GTE Agreement and assurance that such default under one agreement will not adversely affect TELUS under the other agreement, and assurance that Genuity is not limited in the recourse and remedies that would otherwise be available to it if not for the payment mechanism in Section 6 in the event of any default by TELUS or Verizon under the GTE Agreement which adversely affects Genuity under this Agreement;

         (iv) clarification of Genuity's right to re-negotiate the payment mechanism in this Agreement in the event that the Genuity-Verizon arrangement as to payment ends by reason of Verizon selling or being unable to exercise its conversion rights with respect to Genuity's common stock, or in the event that the GTE Agreement terminates prior to the termination or expiry of this Agreement; and

         (v) agreement on an updated version of Genuity Existing Contracts in Exhibit A; or

     (b) TELUS and Verizon fail to conclude a definitive amendment to or replacement of the GTE Agreement, where such failure is not waived by TELUS at its sole discretion; or


     (c) TELUS and Verizon conclude a definitive amendment to or replacement of the GTE Agreement in a manner that results in a strategic relationship between TELUS and Verizon that fundamentally deviates from the relationship set forth in the GTE Agreement as it existed on the Effective Date.

     In the event that (1) the parties fail to conclude a definitive amendment with respect to the matters described in subparagraph (a) above, or (2) TELUS and Verizon fail to conclude a definitive amendment to or replacement of the GTE Agreement and such failure is not waived by TELUS, or (3) TELUS and Verizon conclude a definitive amendment to or replacement of the GTE Agreement that has the effect described in subparagraph (c) above and such condition (c) is not waived by each of TELUS and Genuity, in each case on or before October 15, 2000, this Agreement shall terminate automatically, and the parties shall be fully released from their obligations under this Agreement.

     Notwithstanding any other provision herein to the contrary, in order to avoid any conflict between TELUS' obligations under this Agreement and its obligations under the GTE Agreement, for the period from the Effective Date until such time that the parties conclude a definitive amendment to this Agreement as contemplated in this Section 17, Genuity releases TELUS from its obligations pursuant to Sections 15(a) and 15(b) of this Agreement to use Genuity as its preferred provider of Telecommunications Services in the United States.

18.  Allocation and Withholding Tax
     ------------------------------

     The parties agree to allocate the purchase price referred to in Section 6 between the properties, services and benefits to be provided to the parties under this Agreement in a reasonable and tax efficient manner, taking into account the fair market value of each of the properties, services and benefits to be provided under this Agreement. The parties will use their best efforts to make such allocation as soon as possible after completing this Agreement and, in any event, prior to the Effective Date. The Parties agree that the allocation referred to in this paragraph will be used for all reporting purposes.

     All payments to Genuity under this Agreement will be subject to any applicable Canadian withholding taxes, and any such taxes withheld from a payment and remitted by TELUS or its Affiliates to the Canadian tax authorities will be considered to be a payment in that amount to Genuity under this Agreement. TELUS shall provide Genuity with proof of payment to the Canadian taxation authorities and shall use its best efforts to satisfy the U.S. Internal Revenue Service that such payment has been made.

19.  Management of Strategic Relationship
     ------------------------------------

19.1 Executive Council
     -----------------

     The parties agree to designate senior executives to serve as members of a committee (the "Executive Council") to take actions necessary to fulfill the parties' obligations under this Agreement and address requests for waivers and amendments of the provisions of this Agreement. Either party may change its representatives on such Executive Council at any time in its sole discretion and shall make reasonable efforts to inform the other party of such change. The Executive Council shall be co-chaired by one representative of each party. The Executive Council shall be authorized to take all actions necessary to further the principles and to mutually agree on how to implement all matters contemplated by this Agreement.

     The Executive Council shall establish an administrative office (the "Alliance Management Office") to oversee and coordinate the implementation and ongoing administration of this Agreement. The parties shall each designate one representative who shall manage and operate the Alliance Management Office, each of whom will be a senior representative of his/her respective organization. Either party may change its representative at any time in its sole discretion and shall make reasonable efforts to inform the other party of such change. The mandate of the Alliance Management Office is to oversee and coordinate, subject to the direction of the Executive Council, the implementation of this Agreement including, without limitation, coordinating the activities of any working groups designated by the Executive Council and monitoring and reporting upon the success of implementation activities. The Executive Council shall also establish such joint working groups as it deems necessary and desirable to promote the effective implementation of this Agreement.

19.2 Dispute Resolution
     ------------------

     Either party shall refer any dispute in respect of this Agreement to the Executive Council for resolution. The Executive Council shall meet as soon as is reasonably possible after a dispute is referred to it, giving due regard to the nature and impact of the issue under consideration, to attempt to resolve such dispute. If a dispute cannot be resolved by the Executive Council by unanimous action and mutual agreement within 20 days after submission to the Executive Council, or such other time period that is acceptable to the parties, either party may refer the dispute to arbitration in accordance with Section 19.3. Nothing in this Section
19.2 shall prevent a party from taking any action for injunctive relief permitted by Section 16.6 which such party concludes, in the exercise of its sole discretion, is necessary to preserve its rights or benefits, including preserving the status quo, pending resolution of a dispute.

19.3  Arbitration
      -----------

     The arbitral proceedings shall be confidential, and any information disclosed therein shall be treated by the parties as proprietary and confidential information in accordance with the provisions of Section 14. There shall be three arbitrators to be selected as follows, one arbitrator shall be selected by the petitioning party ("Petitioning Party"), one arbitrator shall be selected by the party defending the arbitration ("Defending Party"), and the third arbitrator shall be selected by the two arbitrators selected by the Petitioning Party and the Defending Party, or, if such arbitrators cannot agree within 30 days on the third arbitrator, such arbitrator will be selected by the International Chamber of Commerce ("ICC") pursuant to ICC rules. The arbitration shall take place in Vancouver and shall be administered by the ICC. In the event that the Defending Party within 30 days of any notification made to the Defending Party of the demand for arbitration by the Petitioning Party (containing the name, address and profession of the arbitrator selected, the subject matter of the dispute and the relief sought) does not name its arbitrator (providing the same information), such arbitrator shall be appointed by the ICC at the request of the Petitioning Party.

20.  Legal and Other Compliance
     --------------------------

     This Agreement and the relationship of the parties is subject to compliance with all applicable laws, including export control laws.


     TELUS shall obtain all regulatory consents, approvals or licenses necessary to offer Telecommunications Services in Canada using any of the Marks or Technology.

21.  Obligations of Covenantor
     -------------------------

     During the term of this Agreement, Covenantor guarantees the obligations of Genuity hereunder. If, during the term of this Agreement, Genuity Solutions Inc. ceases to be an Affiliate of the Covenantor, the Covenantor shall thereupon automatically become the primary contracting party to this Agreement in place of Genuity Solutions Inc. For the purposes of clarification, any entity that is or becomes an Affiliate of Genuity at any time during the term of this Agreement shall be considered to be an Affiliate of Genuity for the purpose and duration of this Agreement.



22.  Binding Agreement
     ------------------

     This Agreement, including Exhibits A, B and C, shall constitute a binding agreement among the parties and, subject to Sections 13(m) and 17 hereof, contains the complete and final agreement between the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous negotiations, proposals, understandings or agreements between the parties with respect to the subject matter hereof. No modification, amendment or alteration of this Agreement shall be effective, unless set forth in a writing signed by the duly authorized representatives of the parties.

     Each of the parties shall be responsible for its own fees and other expenses incurred with respect to the negotiation of this Agreement, the agreements contemplated hereby and the closing of this transaction.

23.  Public Announcements
     --------------------

     Each of the parties agrees not to make any public announcements concerning the proposed transaction or the related negotiations without the prior approval of the other party, except as may be required by law or applicable stock exchange rules, in which case disclosure may only be made after making all reasonable efforts to advise the other party of such disclosure and to obtain their comments prior to making such disclosure.

24.  Funds
     -----

     All dollar amounts referred to herein are expressed in U.S. funds unless otherwise specifically provided.

25.  Law of Contract
     ---------------

     This Agreement shall be governed by the laws of the State of New York.

26.  Assignment
     ----------

     Neither TELUS nor Genuity shall assign or transfer directly or indirectly (including to a Competitor of Genuity by merger or operation of law) any of its rights and obligations, except with the prior written consent of the other party; provided that nothing in this section shall prohibit:

(a)  either party from assigning or transferring this Agreement to an Affiliate;
     or

(b)  TELUS from granting a sub-license in accordance with Section 10.

27.  No Partnership
     --------------

     This Agreement is not intended, nor should anything herein be construed, to create the relationship of partners, principal and agent, or employer and employee among or between any parties. No party shall have any authority to represent or to bind any other party in any manner whatsoever, and each party shall be solely responsible and liable for its own acts.

28.  Severability
     ------------

     If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

29.  Notices
     -------

     All notices and other communications to be given under this Agreement shall be in writing and shall be hand delivered, delivered by courier, delivered by mail postage prepaid, or sent by facsimile (with another copy being mailed or delivered in accordance with this Agreement) to the parties at their respective addresses set forth below or at such other addresses as a party shall notify the other in accordance with the provisions of this section. Any such notice, (a) if delivered by hand or by courier in accordance herewith, shall be deemed given as of the time of such delivery or the date receipt would have been effectuated if delivery were not refused, (b) if mailed in accordance herewith, shall be deemed given on the fourth business day following the posting of such mail, unless there is any postal strike or disruption between the time of posting and the fourth business day in which case such notice shall not be deemed given until actually received, and (c) if validly transmitted by fax in accordance herewith, shall be deemed given on the day of transmission.

     If to Genuity:         Genuity Solutions Inc.
                            Attn:  General Counsel
                            3 Van de Graaff Drive
                            Burlington, MA  01803
                            USA

                            Fax:  +1-781-262-3408

     If to the Covenantor:  Genuity Inc.
                            Attn:  General Counsel
                            3 Van de Graaff Drive
                            Burlington, MA  01803
                            USA

                            Fax:  +1-781-262-3408

     If to TELUS:           TELUS Corporation
                            Attn:  General Counsel
                            21 - 3777 Kingsway
                            Burnaby, B. C. V5H 3Z7
                            Canada

                            Fax:  (604) 432-9681

30.  Survival
     --------

     Notwithstanding the termination or expiry of this Agreement, the provisions contained in Section 14 shall survive for ten years following the expiry or earlier termination of the Term and any Extended Term, and the provisions contained in Sections 6, 11, 12, 13, 17, 18, 19, 20, 21, 25, 28, 29 and 30, and
any other provisions which by their terms are intended to so survive, shall survive the termination of this Agreement indefinitely or for such shorter period(s) as stated in such provisions.



Agreed to and accepted as at this 30th day of June, 2000.
                                              ----


TELUS CORPORATION


Per: /s/ TELUS Corporation
     ---------------------


Per:
     ---------------------



GENUITY SOLUTIONS INC.


Per: /s/ Genuity Solutions Inc.
     --------------------------


Per:
     ---------------------


GENUITY INC.


Per: /s/ Genuity Inc.
     ----------------


Per:
     ---------------------

                                   EXHIBIT A
                                   ---------

                         GENUITY PERMITTED ACTIVITIES


1. Sales and services to U.S. government and U.S. governmental agencies, including U.S. military authorities.

2. Technical, engineering, supply and similar services, including network monitoring, provided by subsidiaries, divisions and Affiliates of Genuity, to the extent that they constitute Telecommunications Services, provided that the provision of any such services shall also be offered outside of Canada and shall not result in material competition to TELUS in the provision of Telecommunications Services in Canada.

3. Data processing, system sales, installation, provision of employee services, disaster recovery services and related services provided by subsidiaries, divisions and Affiliates of Genuity, excluding data transmission, to the extent that they constitute Telecommunications Services, provided that the provision of any such services shall also be offered outside of Canada and shall not result in material competition to TELUS in the provision of Telecommunications Services in Canada.

4. The advertisement and promotion of Telecommunications Services offered and billed outside of Canada directed to non-Canadians temporarily inside of Canada. Genuity may use the Technology and Marks inside of Canada for the purpose of carrying on such advertisement and promotion.

5. Provision of services that may be used by Canadian customers or in Canada that are not directed at or billed to such customers. Examples including American terminating 1-800 numbers and electronic commerce with a retailer outside Canada.

6. Sale of Internet Services to America Online in Canada, without any reduction in obligation to comply with Section 15(b) of the Agreement.


Genuity Existing Contracts (see sections 2.1 and 3.1)

7. Provision of Internet Services to Andersen Consulting by Genuity and its Affiliates pursuant to an agreement (existing as of October 19, 1998) with Andersen Consulting Service Net.

8. Provision of automatic Internet registration services distributed by personal computer manufacturers, such as Compaq, Acer and Hewlett Packard, pursuant to contracts with Genuity existing as of October 19, 1998.

                                   EXHIBIT B
                                   ---------


          TRADEMARK LICENSING AND OTHER PROVISIONS REGARDING SERVICES


1. Genuity has the right to control the quality of any Telecommunications Services that TELUS advertises and renders in connection with the Marks as specifically described in this Section 1.

    (a) TELUS agrees that it shall maintain standards of quality in the advertising and rendering of the Telecommunications Services under this Agreement consistent with those prevalent in the telecommunications industry in Canada. TELUS agrees that it shall not advertise or render under the Marks any Telecommunications Services that do not meet such quality standards.

    (b) TELUS agrees that it will not utilize the Marks or any confusingly similar trademarks, service marks, trade names or domain names, except in connection with the Telecommunications Services and then only during the Term and as permitted hereunder.

    (c) TELUS agrees to allow Genuity or Genuity's authorized representative at reasonable times upon reasonable notice to enter the premises of TELUS, or any premise under the control of TELUS, to inspect the services in connection with which the Marks are used by TELUS. Such an inspection shall be at Genuity's expense.

    (d) TELUS agrees that the style and manner of use of the Marks in connection with the advertising and rendering of the Telecommunications Services shall be in the form, style and manner as may be reasonably approved by Genuity in writing from time to time.

    (e) TELUS agrees to use with the Marks any and all legal notices evidencing ownership of and/or registration by Genuity of the Marks as may be reasonably required by Genuity.

    (f) Without prejudice to TELUS' right of indemnity pursuant to Section 11, TELUS agrees that it will not challenge or otherwise contest the right of Genuity to register the Marks during the Term.

    (g) TELUS agrees that nothing herein shall give TELUS any right to or interest in the Marks, except the right to use the same in accordance with the terms of this Agreement, and that all and any uses of the Marks by TELUS shall inure to the benefit of Genuity.

    (h) TELUS agrees that it will not hereafter seek registration of the Marks in its own name or in the name of an Affiliate.

    (i) TELUS agrees to cooperate reasonably with Genuity, at Genuity's expense, in the procurement of any registration of the Marks which Genuity may choose to undertake at Genuity's sole discretion, including but not limited to supplying evidence of use of the Marks to Genuity.

    (j) TELUS agrees to provide within a reasonable period of time written notice to Genuity of any conduct on the part of third parties which TELUS deems to be an infringement of the Marks or Technology in Canada or a challenge to the validity of any registration of an intellectual property right in same. Genuity shall have a period of sixty (60) days from the date of TELUS' notice in which to determine whether or not Genuity elects to bring an action for infringement of the Marks or Technology or the defence of any registration of same, and to advise TELUS in writing of Genuity's decision. In any action brought by Genuity, the action will be brought in the name of TELUS and Genuity. The failure of Genuity to advise TELUS of Genuity's decision shall be treated as a decision by Genuity not to take any action against such third parties.

     If Genuity elects not to take any action against such third parties, TELUS has the right to bring an action for infringement of the Marks, or to take any other action related to the Marks, against such third parties. In any action brought by TELUS, the action will be brought in the name of TELUS and Genuity, shall be at the sole cost and expense of TELUS, including all out-of-pocket expenses of Genuity, and Genuity shall co-operate reasonably with TELUS in respect of such action.

     If Genuity decides to take action against such third parties, Genuity will pay all costs and expenses, including all attorney's fees. If Genuity and TELUS both decide to take such action, each of Genuity and TELUS will pay all of their own respective costs and expenses, including attorney's fees. If only TELUS decides to take such action, TELUS will pay all of its cost and expenses, including all attorney's fees.

     In all such actions: (i) except where Genuity has decided not to take any action, Genuity shall control the litigation, acting reasonably, in consultation with TELUS; (ii) if Genuity has decided not to take any action, TELUS shall control the litigation, acting reasonably in consultation with Genuity; and, in any event (iii) no settlement shall be made by either party without the consent of the other party, such consent not to be unreasonably withheld.

2. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or other right under any trademark except as expressly granted herein.

                                   EXHIBIT C
                                   ---------

                          TELUS PERMITTED ACTIVITIES


1. Sales and services to Canadian government and Canadian governmental agencies, including Canadian military authorities.

2. Technical, engineering, supply and similar services, including network monitoring, provided by subsidiaries, divisions and Affiliates of TELUS, to the extent that they constitute Telecommunications Services, provided that the provision of any such services shall also be offered in Canada and shall not result in material competition to Genuity in the provision of Telecommunications Services in the United States.

3. Data processing, system sales, installation, provision of employee services, disaster recovery services and related services provided by subsidiaries, divisions and Affiliates of TELUS, excluding data transmission, to the extent that they constitute Telecommunications Services, provided that the provision of any such services shall also be offered in Canada and shall not result in material competition to Genuity in the provision of Telecommunications Services in the United States.

4. The advertisement and promotion of Telecommunications Services offered and billed in Canada directed to Canadians temporarily outside of Canada. TELUS may use the Technology and Marks outside of Canada for the purpose of carrying on such advertisement and promotion.

5. Provision of services that may be used by American customers or in the United States that are not directed at or billed to such customers. Examples including Canadian terminating 1-800 numbers and electronic commerce with a retailer in Canada.